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                                                                    EXHIBIT 10.5

ORACLE
                    SOFTWARE LICENSE AND SERVICES AGREEMENT

This Software License and Services Agreement ("Agreement") is between Oracle Corporation ("Oracle") and the Customer identified below. The terms of this Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement, which will be identified on one or more Order Forms.

I.   DEFINITIONS

1.1. "PROGRAM" means the software in object code form distributed by Oracle for which Customer is granted a license pursuant to this Agreement, and the media, Documentation and Updates therefor.

1.2. "Documentation" means the user guides and manuals for installation and use of the Program software. Documentation is provided in whatever form is generally available.

1.3. "UPDATE" means a subsequent release of the Program which Oracle generally makes available for Program licenses at no additional license fee other than media and handling charges, provided Customer has ordered Technical Support for such licenses for the relevant time period. Update shall not include any release, option or future product which Oracle licenses separately.

1.4. "ORDER FORM" means the document in hard copy or electronic form by which Customer orders Program licenses and services, and which is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.

1.5. "DESIGNATED SYSTEM" means the computer hardware and operating system designated on the relevant Order Form.

1.6. "TECHNICAL SUPPORT" means Program support provided under Oracle's policies in effect on the date Technical Support is ordered.

1.7. "COMMENCEMENT DATE" means the date on which the Programs are delivered by Oracle to Customer, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

1.8. "SERVICES" means Technical Support, training, or consulting services provided by Oracle to Customer under this Agreement.

II.  PROGRAM LICENSE

2.1. RIGHTS GRANTED

     A. Oracle grants to Customer a nonexclusive license to use the Programs specified on an Order Form under this Agreement as of the Commencement Date, as follows:

        i. to use the Programs solely for Customer's operations on the Designated System or on a backup system if the Designated System is inoperative, consistent with the use limitations specified or referenced in this Agreement, an Order Form, or the Documentation. Customer may not relicense, rent or lease the Programs or use the Programs for third-party training, commercial time-sharing or service bureau use;

        ii. to use the Documentation provided with the Programs in support of Customer's authorized use of the Programs;

        iii. to copy the Programs for archival or backup purposes, and to make a sufficient number of copies for the use specified in the Order Form. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies;

        iv. to modify the Programs and combine them with other software products; and

        v. to allow third parties to use the Programs for Customer's operations so long as Customer ensures that use of the Programs is in accordance with the terms of this Agreement.

        Customer shall not copy or use the Programs (including the Documentation) except as specified in this Agreement or an Order Form. Customer shall have no right to use any other software program that may be delivered with ordered Programs.

     B. Customer agrees not to cause or permit the reverse engineering, disassembly or decompilation of the Programs, except to the extent required to obtain interoperability with other independently created software or as specified by law.

     C. Oracle shall retain all title, copyright and other proprietary rights in the Programs. Customer does not acquire any rights, express or implied, in the Programs, other than those specified in this Agreement.

2.2. TRANSFER AND ASSIGNMENT

     A. Customer may transfer a Program license within its organization upon notice to Oracle; transfers are subject to the terms and fees specified in Oracle's transfer policy in effect at the time of the transfer.

     B. Customer may not assign this Agreement or transfer a Program License to a legal entity separate from Customer without the prior
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        written consent of Oracle. Oracle shall not unreasonably withhold or delay such consent.

2.3. VERIFICATION

     At Oracle's written request, not more frequently than annually, Customer shall furnish Oracle with a signed certification verifying that the Programs are being used pursuant to the provisions of this Agreement and applicable Order Forms.

     Oracle may audit Customer's use of the Programs. Any such audit shall be conducted during regular business hours at Customer's facilities and shall not unreasonably interfere with Customer's business activities. If an audit reveals that Customer has underpaid fees to Oracle, Customer shall be invoiced for such underpaid fees. Audits shall be conducted no more than once annually.

III. TECHNICAL SERVICES

3.1. TECHNICAL SUPPORT SERVICES

     Technical Support services ordered by Customer will be provided under Oracle's Technical Support policies in effect on the date Technical Support is ordered.

3.2. CONSULTING AND TRAINING SERVICES

     Oracle will provide consulting and training services agreed to by the parties under the terms of this Agreement. All consulting services shall be billed on a time and materials basis unless the parties expressly agree otherwise in writing.

3.3. INCIDENTAL EXPENSES

     For any on-site services requested by Customer, Customer shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred.

IV.  TERM AND TERMINATION

4.1. TERM

     If not otherwise specified on the Order Form, this Agreement and each Program license granted under this Agreement shall continue perpetually unless terminated under this Article IV.

4.2. TERMINATION BY CUSTOMER

     Customer may terminate any Program license at any time; however, termination shall not relieve Customer's obligations specified in Section 4.4.

4.3. TERMINATION BY ORACLE

     Oracle may terminate this Agreement or any license upon written notice if Customer materially breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.

4.4. EFFECT OF TERMINATION

     Termination of this Agreement or any license shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Customer's obligation to pay all fees that have accrued or are otherwise owed by Customer under any Order Form. The parties' rights and obligations under Sections 2.1.B, 2.1.C, and 2.2.B, and Articles IV, V, VI and VII shall survive termination of this Agreement. Upon termination, Customer shall cease using, and shall return or destroy, all copies of the applicable Programs.

V.   INDEMNITY, WARRANTIES, REMEDIES

5.1. INFRINGEMENT INDEMNITY

     Oracle will defend and indemnify Customer against a claim that the Programs infringe a copyright or patent or other intellectual property right, provided that: (a) Customer notifies Oracle in writing within 30 days of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) Customer provides Oracle with the assistance, information and authority necessary to perform Oracle's obligations under this Section. Oracle will reimburse Customer's reasonable out-of-pocket expenses incurred in providing such assistance. Oracle shall have no liability for any claim of infringement based on use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs which Oracle provides to Customer.

     If the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to (a) modify the Programs to be noninfringing; or (b) obtain for Customer a license to continue using the Programs. If it is not commercially reasonable to perform either of the above options, then Oracle may terminate the license for the infringing Programs and refund the license fees paid for those Programs. This Section
     5.1 states Oracle's entire liability and Customer's exclusive remedy for infringement.

5.2. WARRANTIES AND DISCLAIMERS

     A. Program Warranty

                  Oracle warrants for a period of one year from the Commencement Date that each unmodified Program will perform the functions described in the Documentation.

     B. Media Warranty

                  Oracle warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for 90 days from the Commencement Date.

     C. Services Warranty

                  Oracle warrants that its Technical Support, training and consulting services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of service.

     D. DISCLAIMERS

                  THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED
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        WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        ORACLE DOES NOT WARRANT THAT THE PROGRAMS WILL OPERATE IN COMBINATIONS OTHER THAN AS SPECIFIED IN THE DOCUMENTATION OR THAT THE OPERATION OF THE PROGRAMS WILL BE UNINTERRUPTED OR ERROR-FREE. PRE-PRODUCTION RELEASES OF PROGRAMS AND COMPUTER-BASED TRAINING PRODUCTS ARE DISTRIBUTED "AS IS."

5.3. EXCLUSIVE REMEDIES

     For any breach of the warranties contained in Section 5.2, Customer's exclusive remedy, and Oracle's entire liability, shall be:

     A. For Programs

        The correction of Program errors that cause breach of the warranty, or if Oracle is unable to make the Program operate as warranted, Customer shall be entitled to terminate the Program license and recover the fees paid to Oracle for the Program license.

     B. For Media

        The replacement of defective media returned within 90 days of the Commencement Date.

     C. For Services

        The reperformance of the services, or if Oracle is unable to perform the services as warranted, Customer shall be entitled to recover the fees paid to Oracle for the unsatisfactory services.

VI.  PAYMENT PROVISIONS

6.1. INVOICING AND PAYMENT

     All fees shall be due and payable 30 days from the invoice date. Customer agrees to pay applicable media and shipping charges. Customer shall issue a purchase order, or alternative document acceptable to Oracle, on or before the Effective Date of the applicable Order Form.

6.2. TAXES

     The fees listed in this Agreement do not include taxes; if Oracle is required to pay sales, use, property, value-added or other taxes based on the licenses or services granted in this Agreement or on Customer's use of Programs or services, then such taxes shall be billed to and paid by Customer. This Section shall not apply to taxes based on Oracle's income.

VII. GENERAL TERMS

7.1. NONDISCLOSURE

     By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall be limited to the Programs, the terms and pricing under this Agreement, and all information clearly identified as confidential.

     A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is
     independently developed by the other party.   Customer shall not disclose
     the results of any benchmark tests of the Programs to any third party without Oracle's prior written approval.

     The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of two years after termination of this Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

7.2. GOVERNING LAW

     This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California.

7.3. JURISDICTION

     Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in San Francisco or San Mateo County, California. Oracle and Customer agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

7.4. NOTICE

     All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed in the relevant Order Form (if to Customer) or to the Oracle address on the Order Form (if to Oracle).

     To expedite order processing, Customer agrees that Oracle may treat documents faxed by Customer to Oracle as original documents; nevertheless, either party may require the other to exchange original signed documents.


7.5. LIMITATION OF LIABILITY

     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ORACLE'S LIABILITY FOR DAMAGES HEREUNDER
     SHALL IN NO EVENT EXCEED THE AMOUNT OF FEES PAID BY CUSTOMER UNDER THIS AGREEMENT, AND IF SUCH DAMAGES
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     RESULT FROM CUSTOMER'S USE OF THE PROGRAM OR SERVICES, SUCH LIABILITY SHALL
     BE LIMITED TO FEES PAID FOR THE RELEVANT PROGRAM OR SERVICES GIVING RISE TO THE LIABILITY.

     The provisions of this Agreement allocate the risks between Oracle and Customer. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.

7.6. SEVERABILITY

     If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

7.7. WAIVER

     The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of Oracle's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of action has accrued.

7.8. EXPORT ADMINISTRATION

     Customer agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Programs nor any direct product thereof are (1) exported, directly or indirectly, in violation of Export Laws; or (2) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

7.9. ENTIRE AGREEMENT

     This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

     It is expressly agreed that the terms of this Agreement and any Order Form shall supersede the terms in any Customer purchase order or other ordering document. This Agreement shall also supersede all terms of any unsigned or "shrinkwrap" license included in any package, media, or electronic version of Oracle-furnished software and any such software shall be licensed under the terms of this Agreement, provided that the use limitations contained in an unsigned ordering document shall be effective for the specified licenses.


The Effective Date of this Agreement shall be _______________________.

EXECUTED BY CUSTOMER:                                    EXECUTED BY ORACLE CORPORATION:

Authorized Signature: /s/ Michael B. Smith               Authorized Signature: /s/ Shelley S. Curtis
Name:  /s/ Michael B. Smith                              Name: Shelley S. Curtis
Title: Vice-President                                    Title: Assistant General Counsel
Address: 1331 Lamar, Suite 1650, Houston, TX 77010       Address:  500 Oracle Parkway, Redwood City, CA

Oracle is a registered trademark of Oracle Corporation
13006-6199
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                                 Amendment One
                                    to the
                Oracle Software License and Services Agreement
                                    between
                              Oracle Corporation
                                      and
                                Novistar, Inc.


This document ("Amendment One"), amends the Oracle Software License and Services Agreement (the "Agreement") between Oracle Corporation, a Delaware corporation ("Oracle") and Novistar, Inc., a Delaware corporation ("Customer"), dated February 18, 2000:

Amend the Agreement as follows:

        1. In Section 2.1(A)(i), delete the words "on the Designated System or on a backup system, if the Designated System is inoperative".

        2. In Section 6.2, at the end of the last sentence, after "Oracle's income", add ", real estate, or capital stock".

        3. Add the following new Section 7.10:

           "7.10 Source Code Escrow
           Oracle shall retain in escrow a copy of the source code necessary to support the Programs. The current escrow agent is Data Securities International. The escrowed material shall be maintained under an agreement which provides that if Oracle ceases to be in the business of supporting the Programs, the escrow agent shall furnish the Customer with a copy of the escrowed material that has become unsupported. Customer shall pay the escrow agent a nominal fee sufficient to cover the cost of reasonable administrative expenses, including reproduction and distribution. Any escrowed material furnished under this provision shall be considered subject to the terms and conditions of this Agreement, and shall be used solely to maintain the Programs."

Subject to the modifications of this Amendment One, the Agreement shall remain in full force and effect.

The Effective Date of this Amendment One is February 18, 2000.

NOVISTAR, INC.                             ORACLE CORPORATION

By: /s/ Michael B. Smith                   By: /s/ Shelley S. Curtis
   -------------------------                  --------------------------
Name:   Michael B. Smith                   Name:   Shelley S. Curtis
Title:  Vice President                     Title:  Assistant General Counsel

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